Xtant Medical to Feature Product Portfolio at the 2017 North American Spine Society Annual Meeting

BELGRADE, Mont., Oct. 25, 2017 (GLOBE NEWSWIRE) -- Xtant Medical Holdings, Inc. (NYSE American:XTNT), a leader in the development of regenerative medicine products and medical devices, announced it will be showcasing its portfolio, featuring new technologies, at the 2017 annual North American Spine Society (NASS) Annual Meeting in Orlando, FL. Xtant will have a technical exhibit booth located at #1118, and will be hosting a cadaveric product demonstration highlighting proprietary hardware and biologic product lines on Wednesday, October 25th from 2-4pm.

The exhibit will feature Xtant Medical’s combined portfolio of hardware and biologic product families, including the recently approved Xsert Expandable Interbody Device, as well as porous interbody implants currently in development through its license agreement announced in May. Xtant Medical will also feature its premier OsteoSponge product line, 3Demin fiber technology, OsteoVive viable cell allograft, in addition to OsteoSelect DBM Putty formulations, and other biologic scaffolds. Silex, Irix-A, Irix-C, Certex, and other hardware product lines will also be on display.

This will mark the Company’s 13th year as a NASS exhibitor, a platform used for connecting with current and new customers and partners, including surgeons, distributors, investors, analysts, and suppliers. For any questions pertaining to the exhibit or the cadaveric product demonstration during NASS, please contact marketing@xtantmedical.com.

About North American Spine Society (NASS)

The North American Spine Society is a global multidisciplinary medical society that utilizes education, research and advocacy to foster the highest quality, ethical, value- and evidence-based spine care for patients. See their website: www.spine.org for more information.

About Xtant Medical

Xtant Medical Holdings, Inc. (NYSE American:XTNT) develops, manufactures and markets class-leading regenerative medicine products and medical devices for domestic and international markets. Xtant products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease, tissue grafts for the treatment of orthopedic disorders, and biologics to promote healing following cranial, and foot and ankle surgeries. With core competencies in both biologic and non-biologic surgical technologies, Xtant can leverage its resources to successfully compete in global neurological and orthopedic surgery markets. For further information, please visit www.xtantmedical.com.

Important Cautions Regarding Forward-looking Statements

This press release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the ability to comply with covenants in the Company’s senior credit facility and to make deferred interest payments; the ability to maintain sufficient liquidity to fund operations; the ability to remain listed on the NYSE American; the ability to obtain financing on reasonable terms; the ability to increase revenue; the ability to continue as a going concern; the ability to maintain sufficient liquidity to fund operations; the ability to achieve expected results; the ability to remain competitive; government regulations; the ability to innovate and develop new products; the ability to obtain donor cadavers for products; the ability to engage and retain qualified technical personnel and members of the Company’s management team; the availability of Company facilities; government and third-party coverage and reimbursement for Company products; the ability to obtain regulatory approvals; the ability to successfully integrate recent and future business combinations or acquisitions; the ability to use net operating loss carry-forwards to offset future taxable income; the ability to deduct all or a portion of the interest payments on the notes for U.S. federal income tax purposes; the ability to service Company debt; product liability claims and other litigation to which we may be subjected; product recalls and defects; timing and results of clinical studies; the ability to obtain and protect Company intellectual property and proprietary rights; infringement and ownership of intellectual property; the ability to remain accredited with the American Association of Tissue Banks; influence by Company management; the ability to pay dividends; and the ability to issue preferred stock; and other factors.

Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Investor Contact

CG CAPITAL

Rich Cockrell 877.889.1972

investorrelations@cg.capital

Company Contact

Xtant Medical Molly Mason

mmason@xtantmedical.com